UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2009, Northern Trust Corporation (the “Company”) filed a Certificate of Elimination of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware (the “Secretary of State”) to eliminate its Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), whose outstanding shares the Company repurchased on June 17, 2009, as disclosed previously. The filing of the Certificate of Elimination was authorized by the Board of Directors of the Company in accordance with the General Corporation Law of the State of Delaware. The Certificate of Elimination, effective upon filing, had the effect of eliminating from the Restated Certificate of Incorporation of the Company all matters set forth in the Certificate of Designations of the Series B Preferred Stock with respect to such series, which was previously filed by the Company with the Secretary of State on November 13, 2008 (the “Certificate of Designations”). Accordingly, the 1,576,000 shares of Series B Preferred Stock previously reserved for issuance under the Certificate of Designations resumed their status as authorized but unissued shares of preferred stock of the Company upon filing of the Certificate of Elimination.

A copy of the Certificate of Elimination is included as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Elimination of Fixed Rate Cumulative Perpetual Preferred Stock, Series B of Northern Trust Corporation, dated July 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: July 21, 2009	By:	/s/ Rose A. Ellis
Rose A. Ellis Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Elimination of Fixed Rate Cumulative Perpetual Preferred Stock, Series B of Northern Trust Corporation, dated July 21, 2009